CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 158 to the Registration Statement (Form N-1A, No. 2-11357) of our reports dated October 14, 2011, on the financial statements and financial highlights of Neuberger Berman Emerging Markets Equity Fund, Neuberger Berman Equity Income Fund, Neuberger Berman Focus Fund, Neuberger Berman Genesis Fund, Neuberger Berman Global Equity Fund, Neuberger Berman Global Thematic Opportunities Fund, Neuberger Berman Guardian Fund, Neuberger Berman International Fund, Neuberger Berman International Institutional Fund, Neuberger Berman International Large Cap Fund, Neuberger Berman Large Cap Value Fund, Neuberger Berman Partners Fund, Neuberger Berman Real Estate Fund, and Neuberger Berman Select Equities Fund (fourteen of the series of Neuberger Berman Equity Funds) included in the August 31, 2011 Annual Report to Shareholders of Neuberger Berman Equity Funds.

 Ernst & Young LLP

Boston, Massachusetts
December 14, 2011